Exhibit 99.1

PROMISSORY NOTE

$500,000.00	August 8, 2006
     FOR VALUE RECEIVED, the undersigned, TRINSIC COMMUNICATIONS, INC. a Delaware corporation, promises to pay to the order of ACCESS INTEGRATED NETWORKS, INC., a Georgia corporation, the principal sum of Five Hundred Thousand and no/100 ($500,000.00) Dollars in legal tender of the United States on August 8, 2007.
     Payment shall be made to Access Integrated Networks, Inc., or its successors and assigns at Macon, Georgia or such other place as the holder shall designate by notice to the obligor in writing.
     In case this note is collected by law, as through an attorney at law, all costs of collection including fifteen (15%) percent of the principal and interest as attorney fees, shall be paid by the maker hereof in addition to principal and interest.
     The undersigned waives demand, protest and notice of demand, protest and non-payment.
     This instrument shall be construed in all respects and enforced according to the laws of the State of Georgia without respect to conflict of laws provisions.
     Dated this 8th day of August, 2006.

TRINSIC COMMUNICATIONS, INC.
By:	/s/ Trey Davis
	Name:	Trey Davis
	Title:	CEO

[Corporate Seal]

Signed in presence of:
/s/ Notary Public
State of Alabama
My commission expires: 4-21-2008
[SEAL]